Exhibit 16.1

[Deloitte & Touche LLP letterhead]

June 30, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of VLPS Lighting Services International, Inc. (formerly Vari-Lite International, Inc.)’s Form 8-K dated June 30, 2003, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP